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                                                                   EXHIBIT 10.26

               AMENDMENT TO THE 2005 SENIOR MANAGEMENT BONUS PLANS

      On December 15, 2005, the compensation committee of the board of directors of Color Kinetics Incorporated (the "Company") approved and adopted amendments to the Company's 2005 Senior Management Bonus Plans affecting the Executive Officers (the "Bonus Plans").

      The Bonus Plans were adopted pursuant to, and incorporate the terms of, the Color Kinetics 2005 Pay For Performance Plan Documents, Senior Team-Sales and Senior Team-NonSales, as the case may be (the "CK Performance Plan"). Payment of bonuses, if any, will be made in accordance with the CK Performance Plan.

      The following is a summary of the material features of the Bonus Plans, as amended:

CHIEF OFFICER PLAN

      William Sims, our President and Chief Executive Officer (the "CEO"), is assigned a Bonus Target equal to 67% of the CEO's base salary. The CEO's bonus is based on the following performance measures: (i) the Company's attaining its adjusted operating income goal for 2006 as set forth in the Company's 2006 Operating Plan (the "AOI Goal"); and (ii) the Company's attaining its top line revenue goal for 2006 as set forth in the Company's 2006 Operating Plan (the "Revenue Goal"). The CEO receives 40% of his Bonus Target based upon the Company's achievement of the AOI Goal and 60% of his Bonus Target based upon the Company's achievement of the Revenue Goal.

      Achievement of at least 90% of the AOI Goal is required for payment of the portion of the CEO's bonus that is based on attainment by the Company of the AOI Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the AOI Goal achieved up to 110%.

      Achievement of at least 85% of the Revenue Goal is required for payment of the portion of the CEO's bonus that is based on attainment by the Company of the Revenue Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the Revenue Goal achieved with no maximum.

OTHER EXECUTIVE OFFICER PLAN

      Each of the other Executive Officers ("Other Executive Officers"), including Ihor Lys, our Chief Technology Officer (the "CTO"), and David Johnson, our Chief Financial Officer (the "CFO"), is assigned a Bonus Target equal to a specified percentage of such Other Executive Officer's base salary. The CTO's Bonus Target is equal to 25% of his 2006 base salary. The CFO's Bonus Target is equal to 50% of his 2006 base salary. Under the Other Executive Officer Plan, each Other Executive Officer's bonus is based on the following performance measures: (i) the Company's attaining its AOI Goal; (ii) the Company's attaining its Revenue Goal; and (iii) each individual Other Executive Officer's overall performance based on the attainment of certain goals and objectives set by each individual's manager (the "MBO Goal"). The CTO receives 40% of his Bonus Target based upon the Company's achievement of the AOI Goal, 40% of his Bonus Target based upon the Company's achievement of the Revenue Goal and 20% of his Bonus Target based upon his individual achievement of his MBO Goal. The CFO receives 40% of his Bonus Target based upon the Company's achievement of the AOI Goal, 50% of his Bonus Target based upon the Company's achievement of the Revenue Goal and 10% of his Bonus Target based upon his individual achievement of his MBO Goal.

      Achievement of at least 90% of the AOI Goal is required for payment of the portion of the Other Executive Officers' bonuses that is based on attainment by the Company of the AOI Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the AOI Goal achieved up to 110%.

      Achievement of at least 85% of the Revenue Goal is required for payment of the portion of the Other Executive Officers' bonuses that is based on attainment by the Company of the Revenue Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the Revenue Goal achieved with no maximum.

      Achievement of at least 80% of his MBO Goal is required for payment of the portion of any individual Other Executive Officers' bonus that is based on attainment by the individual of his or her MBO Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of his or her MBO Goal achieved up to 120%.